Exhibit 24.1

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jay D. Debertin, Olivia Nelligan, and Daniel Lehmann and each of them, their true and lawful attorneys–in–fact and agents, each acting alone, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign a Registration Statement on Form S–8 under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) thereto, relating to the CHS Inc. Deferred Compensation Plan, as amended and restated, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys–in–fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys–in–fact and agents, each acting alone, or the substitutes for such attorneys–in–fact and agents, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed on the 6th day of April, 2022, by the following persons:

Signature	Title

/s/ Jay D. Debertin	President and Chief Executive Officer
Jay D. Debertin	(principal executive officer)

/s/ Olivia Nelligan	Executive Vice President and Chief Financial Officer
Olivia Nelligan	(principal financial officer)

/s/ Daniel Lehmann	Vice President Finance, Corporate Controller and Chief Accounting Officer
Daniel Lehmann	(principal accounting officer)

/s/ Daniel Schurr	Chair of the Board of Directors
Daniel Schurr

/s/ David Beckman	Director
David Beckman

/s/ Clinton J. Blew	Director
Clinton J. Blew

/s/ Hal Clemensen	Director
Hal Clemensen

/s/ Scott A. Cordes	Director
Scott A. Cordes

/s/ Jon Erickson	Director
Jon Erickson

/s/ Mark Farrell	Director
Mark Farrell

/s/ Steven Fritel	Director
Steve Fritel

Exhibit 24.1

Signature	Title

/s/ Alan Holm	Director
Alan Holm

/s/ David Johnsrud	Director
David Johnsrud

/s/ Tracy G. Jones	Director
Tracey G. Jones

/s/ David R. Kayser	Director
David R. Kayser

/s/ Russell A. Kehl	Director
Russell A. Kehl

/s/ Perry Meyer	Director
Perry Meyer

/s/ Steve Riegel	Director
Steve Riegel

/s/ Kevin Throener	Director
Kevin Throener

/s/ Cortney Wagner	Director
Cortney Wagner